EXHIBIT 10.1
WAIVER AGREEMENT
(APLD Holdings 2 LLC Promissory Note)
This WAIVER AGREEMENT (this “Waiver Agreement”), is dated as of August 11, 2024 and entered into by and among APLD HOLDINGS 2 LLC, a Delaware limited liability company (the “Company”) and the LENDERS party hereto, relating to that certain Note referred to below.
RECITALS:
WHEREAS, the Company has entered into that certain Promissory Note, dated June 7, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, pursuant to the terms of the Note, the Lenders have agreed to make Additional Loans subject to the terms and conditions set forth in the Note;
WHEREAS, in order to continue to fund Project Costs related to the ELN-02 Project, in accordance with Section 8(b) of the Note, the Company has requested that the Lenders agree to grant the limited waivers and consents as provided for herein; and

WHEREAS, the Lenders have agreed to grant such waivers and consents effective as of the Waiver Effective Date (as defined below) and otherwise provided for herein, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof on such date.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:
Section 1.Definitions; Rules of Construction
1.Except as otherwise expressly defined herein, capitalized terms used and not defined in this Waiver Agreement (including the preamble and recitals hereto) shall have the respective meanings given to them in Annex A of the Note by reference or otherwise.
2.The rules of construction set forth in Annex A of the Note shall apply to this Waiver Agreement as if set forth herein.
Section 2.Waivers; Consents
1.Waiver for Additional Loan. Subject to the terms and conditions set forth herein, as of the Waiver Effective Date, for purposes of the Lenders making Additional Loans under the Final $40 Million Committed Amount in an aggregate principal amount of up to $20,000,000 (the “Subject Loan”), the Lenders hereby agree to (i) waive the requirements set forth in Section 2(a)(ii)(A)(2) of the Note solely to the extent required to permit the Lenders to make the Subject Loan and (ii) consent and agree that a written borrowing request may be provided with respect to the Subject Loan at least one (1) Business Day prior to the proposed advance date pursuant to Section 2(a)(i) of the Note.
2.Additional Warrants. The Company and the Lenders hereby consent and agree that (i) notwithstanding anything to the contrary in Section 2(a)(ii) of the Note, Additional Warrants in the full amount of the Remaining Warrant Amount shall be required to be issued by the Sponsor to a designee of the Lenders (and any deliverables set forth in Section 2(a)(ii)(C) of the Note required in connection with the Additional Warrant Issuance shall be delivered) in connection with making the Subject Loan and (ii) after giving effect to the advance of the Subject Loan, $20,000,000 of the Final $40 Million Committed Amount remains available for future advances of Additional Loans during the Availability Period subject to all terms and conditions set forth in the Note, including the conditions set forth in Section 2(a)(ii)(A)(2) of the Note, except that upon the completion of the Additional Warrant Issuance for the entire Remaining Warrant Amount in accordance with the conditions to effectiveness of this Waiver Agreement, the condition to issue Additional Warrants under Section 2(a)(ii)(C) shall no longer apply.
Section 3.Waiver Effectiveness.
1.Conditions Precedent. The effectiveness of this Waiver Agreement is subject to satisfaction of the following conditions precedent (the date on which all of the following conditions are satisfied or waived in accordance with the Note, the “Waiver Effective Date”):
(a)The Lenders shall have received from the Company and each Lender, counterparts of this Waiver Agreement signed on behalf of such party.
(b)The Company shall have delivered a written borrowing request in form and substance acceptable to the Lenders.
(c)All conditions precedent set forth in Part II of Annex E of the Note shall have been satisfied, as certified in a certificate of a responsible officer of the Company as required thereunder.
(d)The Sponsor shall have made the Additional Warrant Issuance required in connection with the Final $40 Million Committed Amount providing for Additional Warrants for the full Remaining Warrant Amount (and any deliverables set forth in Section 2(a)(ii)(C) of the Note required in connection with the Additional Warrant Issuance shall be delivered), and all conditions precedent set forth in Part III of Annex E of the Note shall have been satisfied, in each case as certified in a certificate of a responsible officer of the Sponsor in accordance with Part II of Annex E.
(e)The Lenders shall have received a full, correct and complete copy of the extension of the Letter of Intent with the counterparty to the proposed hyperscale lease agreement with respect to the ELN-02 Project as in effect on the date of this Waiver Agreement.
(f)CIM Group Acquisitions, LLC shall have received a fully executed side letter from the Sponsor and the Company in form and substance satisfactory to it.
(g)The Company shall have delivered, or caused to be delivered, to the Collateral Agent and the Lenders (A) a first priority Mortgage Assignment of Leases and Rents and Security Agreement executed and delivered by the Company or its applicable Subsidiary to the Collateral Agent as security for the Secured Obligations encumbering its or its applicable Subsidiary’s owned real property adjacent to the existing site for the ELN-02 Project (the “Additional Land”, and such mortgage the “Additional

Mortgage”) and (B) an opinion of local counsel with respect to the Additional Mortgage, in form and substance satisfactory to the Lenders.
(h)The Sponsor shall have complied with the covenant in Section 4(f).
(i)The Lenders and their counsel shall have received for their respective accounts all fees, costs and expenses (to the extent invoiced at least one (1) Business Day prior to the Waiver Effective Date or as otherwise reasonably agreed by the Company) due and payable on the Waiver Effective Date pursuant to Section 7 of the Note.
Section 4.Representations and Warranties; Covenants
1.Representations and Warranties. The Company hereby represents and warrants to the Lenders and other Secured Parties the following:
(a)(A) the execution, delivery and performance of this Waiver Agreement and the transactions contemplated hereby are within the Company’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member, action, (B) this Waiver Agreement has been duly executed and delivered by the Company and the officer executing this Waiver Agreement on its behalf has been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof, and (C) this Waiver Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to the general principles of equity, regardless of whether considered in a proceeding in equity or in law;
(b)as of the Waiver Effective Date and immediately prior to and immediately after giving effect to this Waiver Agreement, no Default or Event of Default under the Note or any other Note Document has occurred and is continuing;
(c)the representations and warranties of the Credit Parties set forth in the Note Documents are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct) on and as of the Waiver Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Waiver Effective Date, such representations and warranties continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty is be true and correct) as of such specified earlier date; and
(d)(A) all accounts of the ELN-01 Project Company and the Jamestown Project Company with Frost Bank have been permanently closed, (B) the account of the ELN-02 Project Company with Frost Bank will remain open solely for the purpose of supporting the MCU Letter of Credit (the “ELN-02 LOC Support Account”) and there are no other accounts with Frost Bank at the ELN-02 Project Company, and (C) (1) all of the master services agreements in respect of the Projects owned by the Jamestown Project Company and the ELN-01 Project Company have been assigned to the Company, and (2) all purchase orders of the ELN-02 Project Company and all other project contracts (other than those purchase orders listed on Annex F of the Note) have been assigned to the Sponsor (all such agreements that have been so assigned are listed on Annex A to this Waiver Agreement), and all such agreements referred to in this clause (2) that have been assigned are subject to the Lien of the Collateral Agent in favor of the Secured Parties pursuant to the Sponsor Security Agreement.

2.ELN-02 LOC Support Account. The Company agrees, and agrees to cause the ELN-02 Project Company, to use the ELN-02 LOC Support Account solely for the purpose of providing cash collateral for the MCU Letter of Credit in the manner such account is used on the date of this Waiver Agreement and shall not use or permit such account to be used for any other purpose.
3.Title Covenant. Within thirty (30) days of the date of this Waiver Agreement (or such longer period as agreed by the Lenders in their reasonable discretion), the Company shall satisfy the conditions set forth in Section 4(h)(iv) of the Note with respect to the Additional Land and the Additional Mortgage.
4.Purchase Orders. By no later than August 31, 2024, the Company (i) shall cause the ELN-02 Project Company to enter into purchase orders for the delivery of back-up generators sufficient for “Building A” (100 MW) of the ELN-02 Project, which purchase orders shall permit collateral assignment to the Lenders and shall be subject to the Lien of the Lenders pursuant to the Security Documents in a manner satisfactory to the Lenders, and (ii) shall provide full, correct and complete copies of such purchase orders to the Lenders. Promptly after executing such purchase orders, the Company shall deliver an updated Annex F of the Note to the Lenders that includes such purchase orders.
5.Lease Covenant.
(a)The Company agrees to keep the Lenders apprised of material decisions and the activities with respect to and all material negotiations related to the process, terms and counterparties of the proposed hyperscale lease for the ELN-02 Project (the “ELN-02 Lease”) once every two weeks (or more frequently as the Lenders may request).
(b)Upon Lender’s request, the Company shall provide the Lenders (A) copies of the draft definitive documentation for the ELN-02 Lease as soon as available (and keep the Lenders copied on material revisions to the same) and such other information related thereto as reasonably requested by the Lenders and (B) promptly upon execution and delivery thereof, a certified copy from a responsible officer of the Company of the ELN-02 Lease.
6.Equity Contribution. As of the Waiver Effective Date, the Sponsor shall have made cash equity contributions to the common equity of the ELN-02 Project Company (or made cash payments directly to contractors) in each case for the payment of project costs for the development and construction of the ELN-02 Project in an aggregate amount of not less than $20,000,000, and shall have provided to the Lenders supporting evidence of such contributions and payments reasonably satisfactory to the Lenders.
7.Treatment under Note. Failure to observe or perform any covenant, condition or agreement in Section 4(c), Section 4(d) or Section 4(f) shall be an Event of Default under Section 5(d) of the Note and with respect to any other covenant herein, shall be, following expiration of applicable cure periods, an Event of Default under Section 5(e) of the Note.
Section 5.Miscellaneous
1.The Company agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent or the Lenders in connection with this Waiver Agreement and the transactions contemplated hereby and any other documents prepared in connection herewith or therewith, as set forth in Section 7 of the Note, including those resulting from the engagement of any counsels or consultants.

2.This Waiver Agreement shall not constitute a waiver of any action or transaction other than as specifically provided herein, and shall not constitute a modification of any provision, term or condition of the Note or any other Note Document except solely to the extent and solely for the purposes described herein. Except to the extent that provisions of the Note are hereby expressly waived or amended, the other provisions of the Note shall remain unchanged and in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Note or any other Note Document in similar or different circumstances.
3.This Waiver Agreement shall for all purposes be a Note Document under the Note.
4.Except as expressly provided herein, nothing contained in this Waiver Agreement shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Waiver Agreement. By signing this Waiver, the Company confirms, on its behalf and on behalf of each Credit Party, that notwithstanding the effectiveness of the terms hereof, the Note and the other Note Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.
5.THIS WAIVER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The fourth and fifth paragraph of Section 8(d) of the Note are hereby incorporated herein, mutatis mutandis.
6.This Waiver Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Waiver Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lenders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lenders are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lenders pursuant to procedures approved by it.
7.Any provision of this Waiver Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
8.Headings used herein are for convenience of reference only, are not part of this Waiver Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Waiver Agreement.

9.Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Note or any other Note Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

APLD HOLDINGS 2 LLC,
a Delaware limited liability company

By: /s/ David Rench
Name: David Rench
Title: CFO

[APLD – Signature Page to Waiver Agreement]

CIM APLD LENDER HOLDINGS, LLC,
as Collateral Agent and Lender

By: /s/ David Thompson
Name: David Thompson
Title: Vice President and Chief Financial Officer
[APLD – Signature Page to Waiver Agreement]